UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2007

PINPOINT ADVANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52562	33-1144642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maskit Street Herzeliya, Israel	46700
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-9-9500245

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 25, 2007, the initial public offering (“IPO”) of 2,500,000 Units (“Units”) of Pinpoint Advance Corp. (the “Company”) was consummated. Each Unit consists of one share of common stock, $.0001 par value per share (“Common Stock”), and one Warrant (“Warrants”) to purchase one share of Common Stock. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $25,000,000. Maxim Group LLC acted as the sole book runner and Legend Merchant Group, Inc. acted as co-underwriter for the IPO.

Prior to the Closing of the IPO, the Company consummated a private placement (the “Private Placement”) of an aggregate of 1,500,000 warrants, in equal amounts, to each of Adiv Barch, Ronen Zadok, Yaron Schwalb and Yoav Schwalb, each of whom are officers and/or directors of the Company, generating gross proceeds of $1,500,000. The warrants sold in the Private Placement contain substantially similar terms and conditions as the Warrants sold in the IPO.

A total of $24,766,000 (or $9.91 per share) of the net proceeds from the Private Placement and the IPO were placed in a trust account established for the benefit of the public stockholders of the Company. Audited financial statements as of April 25, 2007 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(c)           Exhibits

Exhibit 99.1      Audited Financial Statements

Exhibit 99.2      Press Release, dated April 25, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2007	PINPOINT ADVANCE CORP.

By: /s/ Adiv Baruch
Name: Adiv Baruch
Title: President and Chief Executive Officer

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